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                                                                    EXHIBIT 11.0

                              GA FINANCIAL, INC.
                      STATEMENT REGARDING COMPUTATION OF
                    EARNINGS PER SHARE FOR THE YEARS ENDED
                          December 31, 1998 AND 1997
               (Dollars in Thousands, Except Per Share Amounts)

                                                                   For the Calendar Year
                                                        ------------------------------------------
                                                               1998                     1997
                                                        ----------------        ------------------
Basic:
   Net income..........................................       $    8,242                $    8,317
   Net income applicable to common stock...............            8,242                     8,317
                                                              ----------                ----------
   Average common shares...............................        6,516,237                 7,021,900
       outstanding - basic
   Basic earnings per share............................       $     1.26                $     1.18
                                                              ----------                ----------

Diluted:
   Net income..........................................       $    8,242                $    8,317
                                                              ----------                ----------
   Average common shares outstanding - basic...........        6,516,237                 7,021,900
   Effect of dilutive securities:
       Shares issuable upon exercise of outstanding
          stock options and stock awards...............          180,661                   196,188
   Average common shares outstanding - diluted.........        6,696,898                 7,218,088
                                                              ----------                ----------
Diluted earnings per share.............................       $     1.23                $     1.15
                                                              ==========                ==========
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